Exhibit 99

Snap-on Announces Third Quarter 2025 Results

Sales of $1,190.8 million up 3.8% from Q3 2024, organic sales up 3.0%;
Gross margin of 50.9% resilient in the quarter;
Diluted EPS of $5.02, including a $0.31 per share benefit from a legal settlement, compares to $4.70 in Q3 2024

KENOSHA, Wis. — October 16, 2025 — Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer, and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2025.
•Net sales of $1,190.8 million in the third quarter of 2025 represented an increase of $43.8 million, or 3.8%, from 2024 levels, reflecting a $34.8 million, or 3.0%, organic sales gain and $9.0 million of favorable foreign currency translation.
•Operating earnings before financial services for the quarter of $278.5 million, including a benefit of $22.0 million from the settlement of a legal matter (the “legal settlement”), compared to $252.4 million in 2024. As a percentage of net sales, operating earnings before financial services were 23.4% in the third quarter compared to 22.0% last year.
•Financial services revenue in the quarter of $101.1 million compared to $100.4 million in 2024; financial services operating earnings of $68.9 million compared to $71.7 million last year.
•Consolidated operating earnings for the quarter of $347.4 million, including a benefit of $22.0 million from the legal settlement, compared to $324.1 million in 2024. As a percentage of revenues (net sales plus financial services revenue), consolidated operating earnings were 26.9% in the third quarter compared to 26.0% last year.
•The third quarter effective income tax rate was 22.6% in 2025 and 22.9% in 2024.
•Net earnings in the quarter of $265.4 million, or $5.02 per diluted share, including a $16.2 million, or $0.31 per diluted share, after-tax benefit from the legal settlement, compared to net earnings of $251.1 million, or $4.70 per diluted share, a year ago.
See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales.

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“Our third quarter was encouraging, as it demonstrates our continuing momentum in meeting and overcoming the considerable uncertainty and the unprecedented trade turbulence of these days, as evidenced by our overall sales growth, by our resilient gross margins, and by our ongoing level of strong profitability...all enabled by our distinct advantages in strategy...generally making in the markets where we sell...and in structure...utilizing the flexibility provided by our 15 factories in the U.S. and our 36 plants worldwide,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Despite the current volatility of this time, we believe our results show the diverse opportunities along our runways for growth in activities both within automotive repair and with customers outside the garage. In that regard, we’ve maintained our actions to match the current preference of vehicle technicians for quick payback items and to extend our profitable penetration of critical industries. During the period, we also drove robust expansion with owners and managers in both OEM dealerships and independent shops, fortified by substantial gains in our software portfolio. At the same time, we’re maintaining our decisive strengths by leveraging our Snap-on Value Creation Processes, in particular, customer connection and innovation...being in the shops...observing the work...using the insights gained to develop new solutions that make work easier. And, the effectiveness of that effort was again confirmed by our offerings being recognized for their special impact by Motor Magazine and Professional Tool & Equipment News. It’s that sustained power of processes and products that once more authored our positive quarter. As always, I want to thank our franchisees and associates worldwide for their notable contributions, for their steadfast dedication, and for their unwavering confidence in the significant potential of our future.”
Segment Results
Commercial & Industrial Group segment sales of $367.7 million in the quarter compared to $365.7 million last year, reflecting $4.8 million of favorable foreign currency translation, partially offset by a $2.8 million, or 0.8%, organic sales decline. The organic decrease is primarily due to reductions in the segment’s Asia Pacific business, partially offset by higher activity with customers in critical industries and in the specialty torque operation.
Operating earnings of $57.5 million in the period compared to $61.0 million in 2024. The operating margin (operating earnings as a percentage of segment sales) of 15.6% compared to 16.7% a year ago.
Snap-on Tools Group segment sales of $506.0 million in the quarter compared to $500.5 million last year, reflecting a $4.9 million, or 1.0%, organic sales increase and $0.6 million of favorable foreign currency translation. The organic gain is due to increased activity in the segment’s international operations and slightly higher sales in the U.S. business.
Operating earnings of $109.9 million in the period compared to $108.3 million in 2024. The operating margin of 21.7% compared to 21.6% last year.
Repair Systems & Information Group segment sales of $464.8 million in the quarter compared to $422.7 million in 2024, reflecting a $38.1 million, or 8.9%, organic sales increase and $4.0 million of favorable foreign currency translation. The organic gain includes higher activity with OEM dealerships and increased sales of diagnostic and repair information products to independent repair shop owners and managers, partially offset by lower volumes of undercar equipment.
Operating earnings of $141.2 million in the period, including a benefit of $22.0 million from the legal settlement, compared to $107.3 million in 2024. The operating margin of 30.4% compared to 25.4% a year ago.
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Financial Services operating earnings of $68.9 million on revenue of $101.1 million in the quarter compared to operating earnings of $71.7 million on revenue of $100.4 million last year. Originations of $274.1 million in the third quarter represented a decrease of $13.9 million, or 4.8%, from 2024 levels.
Corporate expenses in the third quarter of $30.1 million compared to $24.2 million last year.
Outlook
We believe that our markets and our operations possess and have demonstrated continuing and considerable resilience against the uncertainties of the current environment. Snap-on expects to make ongoing progress along its decisive runways for coherent growth, leveraging capabilities already proven in the automotive repair arena, developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, we project that capital expenditures in 2025 will approximate $100 million, of which $62.5 million was incurred in the first nine months of the year.
Snap-on currently anticipates that its full-year 2025 effective income tax rate will be in the range of 22% to 23%.
Conference Call and Webcast on October 16, 2025, at 9:00 a.m. Central Time
A discussion of this release will be webcast on Thursday, October 16, 2025, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.
Non-GAAP Measures
References in this release to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, expanded customer base, geographic expansion, new product development and pricing changes, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. Organic sales also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in the company’s businesses and facilitates comparisons of its sales performance with prior periods.

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About Snap-on
Snap-on Incorporated is a leading global innovator, manufacturer, and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks including those working in vehicle repair, aerospace, the military, natural resources, and manufacturing. From its founding in 1920, Snap-on has been recognized as the mark of the serious and the outward sign of the pride and dignity working men and women take in their professions. Products and services are sold through the company’s network of widely recognized franchisee vans, as well as through direct and distributor channels, under a variety of notable brands. The company also provides financing programs to facilitate the sales of its products and to support its franchise business. Snap-on, an S&P 500 company, generated sales of $4.7 billion in 2024, and is headquartered in Kenosha, Wisconsin.

Forward-looking Statements
Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 28, 2024, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.
# # #
For additional information, please visit www.snapon.com or contact:
Investors:                                Media:
Sara Verbsky                                Samuel Bottum
262/656-4869                                262/656-5793

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024

Net sales	$1,190.8	$1,147.0	$3,511.3	$3,508.7
Cost of goods sold	(584.9)	(559.2)	(1,731.4)	(1,726.9)
Gross profit	605.9	587.8	1,779.9	1,781.8
Operating expenses	(327.4)	(335.4)	(999.2)	(978.2)
Operating earnings before financial services	278.5	252.4	780.7	803.6

Financial services revenue	101.1	100.4	304.9	300.5
Financial services expenses	(32.2)	(28.7)	(97.5)	(90.3)
Operating earnings from financial services	68.9	71.7	207.4	210.2

Operating earnings	347.4	324.1	988.1	1,013.8
Interest expense	(12.4)	(12.5)	(37.1)	(37.3)
Other income (expense) – net	14.3	20.6	43.0	57.4
Earnings before income taxes	349.3	332.2	994.0	1,033.9
Income tax expense	(77.5)	(74.7)	(218.7)	(229.2)
Net earnings	271.8	257.5	775.3	804.7
Net earnings attributable to noncontrolling interests	(6.4)	(6.4)	(19.1)	(18.9)
Net earnings attributable to Snap-on Incorporated	$265.4	$251.1	$756.2	$785.8

Net earnings per share attributable to Snap-on Incorporated:
Basic	$5.09	$4.77	$14.49	$14.91
Diluted	5.02	4.70	14.24	14.69

Weighted-average shares outstanding:
Basic	52.1	52.6	52.2	52.7
Effect of dilutive securities	0.8	0.8	0.9	0.8
Diluted	52.9	53.4	53.1	53.5

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024
Net sales:
Commercial & Industrial Group	$367.7	$365.7	$1,059.4	$1,097.6
Snap-on Tools Group	506.0	500.5	1,459.9	1,482.6
Repair Systems & Information Group	464.8	422.7	1,409.3	1,341.3
Segment net sales	1,338.5	1,288.9	3,928.6	3,921.5
Intersegment eliminations	(147.7)	(141.9)	(417.3)	(412.8)
Total net sales	1,190.8	1,147.0	3,511.3	3,508.7
Financial Services revenue	101.1	100.4	304.9	300.5
Total revenues	$1,291.9	$1,247.4	$3,816.2	$3,809.2

Operating earnings:
Commercial & Industrial Group	$57.5	$61.0	$157.6	$178.6
Snap-on Tools Group	109.9	108.3	319.0	340.4
Repair Systems & Information Group	141.2	107.3	383.1	333.8
Financial Services	68.9	71.7	207.4	210.2
Segment operating earnings	377.5	348.3	1,067.1	1,063.0
Corporate	(30.1)	(24.2)	(79.0)	(49.2)
Operating earnings	347.4	324.1	988.1	1,013.8
Interest expense	(12.4)	(12.5)	(37.1)	(37.3)
Other income (expense) – net	14.3	20.6	43.0	57.4
Earnings before income taxes	$349.3	$332.2	$994.0	$1,033.9

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	September 27,	December 28,
	2025	2024
Assets
Cash and cash equivalents	$1,534.1	$1,360.5
Trade and other accounts receivable – net	925.7	815.6
Finance receivables – net	625.1	610.3
Contract receivables – net	126.5	120.0
Inventories – net	1,024.5	943.4
Prepaid expenses and other current assets	149.4	139.6
Total current assets	4,385.3	3,989.4

Property and equipment – net	559.7	542.6
Operating lease right-of-use assets	87.2	89.4
Deferred income tax assets	73.5	78.0
Long-term finance receivables – net	1,291.5	1,312.0
Long-term contract receivables – net	423.0	418.3
Goodwill	1,105.8	1,056.8
Other intangible assets – net	275.4	267.6
Pension assets	130.1	125.4
Other long-term assets	24.1	17.3
Total assets	$8,355.6	$7,896.8

Liabilities and Equity
Notes payable	$21.3	$13.7
Accounts payable	271.3	265.9
Accrued benefits	62.1	67.2
Accrued compensation	84.5	86.1
Franchisee deposits	73.8	70.9
Other accrued liabilities	483.8	457.7
Total current liabilities	996.8	961.5

Long-term debt	1,186.2	1,185.5
Deferred income tax liabilities	74.3	73.5
Retiree health care benefits	17.9	19.4
Pension liabilities	75.0	78.4
Operating lease liabilities	64.6	68.6
Other long-term liabilities	97.0	92.9
Total liabilities	2,511.8	2,479.8

Equity
Shareholders' equity attributable to Snap-on Incorporated
Common stock	67.5	67.5
Additional paid-in capital	572.4	557.7
Retained earnings	8,003.9	7,584.3
Accumulated other comprehensive loss	(393.7)	(575.0)
Treasury stock at cost	(2,431.1)	(2,240.4)
Total shareholders' equity attributable to Snap-on Incorporated	5,819.0	5,394.1
Noncontrolling interests	24.8	22.9
Total equity	5,843.8	5,417.0
Total liabilities and equity	$8,355.6	$7,896.8

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Three Months Ended
	September 27,	September 28,
	2025	2024
Operating activities:
Net earnings	$271.8	$257.5
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	19.1	18.3
Amortization of other intangible assets	5.7	6.3
Provisions for losses on finance receivables	17.8	15.2
Provisions for losses on non-finance receivables	5.6	6.0
Stock-based compensation expense	8.7	5.7
Deferred income tax benefit	(0.8)	(2.8)
Gain on sales of assets	(0.1)	(0.2)
Changes in operating assets and liabilities:
Trade and other accounts receivable	(88.3)	(7.3)
Contract receivables	(12.5)	(11.7)
Inventories	(26.4)	(13.3)
Prepaid expenses and other assets	22.7	22.4
Accounts payable	1.2	(4.5)
Accrued and other liabilities	53.4	(17.4)
Net cash provided by operating activities	277.9	274.2

Investing activities:
Additions to finance receivables	(216.0)	(227.1)
Collections of finance receivables	214.7	206.5
Capital expenditures	(19.9)	(20.4)
Disposals of property and equipment	0.3	0.4
Other	(0.1)	0.1
Net cash used by investing activities	(21.0)	(40.5)

Financing activities:
Net increase (decrease) in other short-term borrowings	3.9	(1.3)
Cash dividends paid	(111.5)	(97.9)
Purchases of treasury stock	(82.0)	(59.9)
Proceeds from stock purchase plans and stock option exercises	14.8	9.9
Other	(6.1)	(7.0)
Net cash used by financing activities	(180.9)	(156.2)

Effect of exchange rate changes on cash and cash equivalents	(0.2)	3.1
Increase in cash and cash equivalents	75.8	80.6

Cash and cash equivalents at beginning of period	1,458.3	1,232.7
Cash and cash equivalents at end of period	$1,534.1	$1,313.3

Supplemental cash flow disclosures:
Cash paid for interest	$(13.8)	$(13.8)
Net cash paid for income taxes	(57.5)	(90.2)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Nine Months Ended
	September 27,	September 28,
	2025	2024
Operating activities:
Net earnings	$775.3	$804.7
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	55.9	54.7
Amortization of other intangible assets	17.3	19.0
Provisions for losses on finance receivables	54.3	50.6
Provisions for losses on non-finance receivables	15.3	17.8
Stock-based compensation expense	21.7	21.5
Deferred income tax benefit	(0.7)	(7.2)
Gain on sales of assets	(0.1)	(0.5)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(100.4)	(28.1)
Contract receivables	(7.8)	(15.4)
Inventories	(44.8)	8.6
Prepaid expenses and other assets	19.2	10.5
Accounts payable	3.8	33.6
Accrued and other liabilities	4.6	(45.8)
Net cash provided by operating activities	813.6	924.0

Investing activities:
Additions to finance receivables	(678.4)	(731.3)
Collections of finance receivables	642.5	629.3
Capital expenditures	(62.5)	(65.4)
Disposals of property and equipment	0.9	2.0
Other	(1.5)	1.5
Net cash used by investing activities	(99.0)	(163.9)

Financing activities:
Net increase (decrease) in other short-term borrowings	7.9	(0.9)
Cash dividends paid	(335.5)	(294.1)
Purchases of treasury stock	(248.2)	(177.5)
Proceeds from stock purchase plans and stock option exercises	60.0	61.6
Other	(29.6)	(37.4)
Net cash used by financing activities	(545.4)	(448.3)

Effect of exchange rate changes on cash and cash equivalents	4.4	—
Increase in cash and cash equivalents	173.6	311.8

Cash and cash equivalents at beginning of year	1,360.5	1,001.5
Cash and cash equivalents at end of period	$1,534.1	$1,313.3

Supplemental cash flow disclosures:
Cash paid for interest	$(35.9)	$(35.8)
Net cash paid for income taxes	(212.5)	(243.9)

Non-GAAP Supplemental Data
The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and Financial Services businesses.
The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostics, equipment products, software, and other non-financial services operations with Financial Services presented on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses are eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(Unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024

Net sales	$1,190.8	$1,147.0	$—	$—
Cost of goods sold	(584.9)	(559.2)	—	—
Gross profit	605.9	587.8	—	—
Operating expenses	(327.4)	(335.4)	—	—
Operating earnings before financial services	278.5	252.4	—	—

Financial services revenue	—	—	101.1	100.4
Financial services expenses	—	—	(32.2)	(28.7)
Operating earnings from financial services	—	—	68.9	71.7

Operating earnings	278.5	252.4	68.9	71.7
Interest expense	(12.4)	(12.5)	—	—
Intersegment interest income (expense) – net	16.7	16.8	(16.7)	(16.8)
Other income (expense) – net	14.2	20.6	0.1	—
Earnings before income taxes and equity earnings	297.0	277.3	52.3	54.9
Income tax expense	(64.5)	(62.0)	(13.0)	(12.7)
Earnings before equity earnings	232.5	215.3	39.3	42.2
Financial services – net earnings attributable to Snap-on Incorporated	39.3	42.2	—	—
Net earnings	271.8	257.5	39.3	42.2
Net earnings attributable to noncontrolling interests	(6.4)	(6.4)	—	—
Net earnings attributable to Snap-on Incorporated	$265.4	$251.1	$39.3	$42.2

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(Unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024

Net sales	$3,511.3	$3,508.7	$—	$—
Cost of goods sold	(1,731.4)	(1,726.9)	—	—
Gross profit	1,779.9	1,781.8	—	—
Operating expenses	(999.2)	(978.2)	—	—
Operating earnings before financial services	780.7	803.6	—	—

Financial services revenue	—	—	304.9	300.5
Financial services expenses	—	—	(97.5)	(90.3)
Operating earnings from financial services	—	—	207.4	210.2

Operating earnings	780.7	803.6	207.4	210.2
Interest expense	(37.1)	(37.3)	—	—
Intersegment interest income (expense) – net	51.1	50.6	(51.1)	(50.6)
Other income (expense) – net	42.8	57.3	0.2	0.1
Earnings before income taxes and equity earnings	837.5	874.2	156.5	159.7
Income tax expense	(179.6)	(189.3)	(39.1)	(39.9)
Earnings before equity earnings	657.9	684.9	117.4	119.8
Financial services – net earnings attributable to Snap-on Incorporated	117.4	119.8	—	—
Net earnings	775.3	804.7	117.4	119.8
Net earnings attributable to noncontrolling interests	(19.1)	(18.9)	—	—
Net earnings attributable to Snap-on Incorporated	$756.2	$785.8	$117.4	$119.8

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets
(Amounts in millions)
(Unaudited)

	Operations*		Financial Services
	September 27,	December 28,	September 27,	December 28,
	2025	2024	2025	2024
Assets
Cash and cash equivalents	$1,533.9	$1,360.4	$0.2	$0.1
Intersegment receivables	18.5	15.1	—	—
Trade and other accounts receivable – net	924.8	815.0	0.9	0.6
Finance receivables – net	—	—	625.1	610.3
Contract receivables – net	5.0	4.8	121.5	115.2
Inventories – net	1,024.5	943.4	—	—
Prepaid expenses and other current assets	152.3	143.8	11.2	9.4
Total current assets	3,659.0	3,282.5	758.9	735.6

Property and equipment – net	557.2	540.2	2.5	2.4
Operating lease right-of-use assets	81.9	83.8	5.3	5.6
Investment in Financial Services	403.5	403.5	—	—
Deferred income tax assets	46.3	51.8	27.2	26.2
Intersegment long-term notes receivable	831.3	831.8	—	—
Long-term finance receivables – net	—	—	1,291.5	1,312.0
Long-term contract receivables – net	8.0	8.4	415.0	409.9
Goodwill	1,105.8	1,056.8	—	—
Other intangible assets – net	275.4	267.6	—	—
Pension assets	130.1	125.4	—	—
Other long-term assets	42.6	35.6	0.3	0.2
Total assets	$7,141.1	$6,687.4	$2,500.7	$2,491.9

Liabilities and Equity
Notes payable	$21.3	$13.7	$—	$—
Accounts payable	269.7	265.4	1.6	0.5
Intersegment payables	—	—	18.5	15.1
Accrued benefits	62.1	67.2	—	—
Accrued compensation	81.8	83.5	2.7	2.6
Franchisee deposits	73.8	70.9	—	—
Other accrued liabilities	466.8	443.6	31.1	27.7
Total current liabilities	975.5	944.3	53.9	45.9

Long-term debt and intersegment long-term debt	—	—	2,017.5	2,017.3
Deferred income tax liabilities	74.3	73.5	—	—
Retiree health care benefits	17.9	19.4	—	—
Pension liabilities	75.0	78.4	—	—
Operating lease liabilities	59.1	63.0	5.5	5.6
Other long-term liabilities	95.5	91.8	20.3	19.6
Total liabilities	1,297.3	1,270.4	2,097.2	2,088.4

Total shareholders’ equity attributable to Snap-on Incorporated	5,819.0	5,394.1	403.5	403.5
Noncontrolling interests	24.8	22.9	—	—
Total equity	5,843.8	5,417.0	403.5	403.5
Total liabilities and equity	$7,141.1	$6,687.4	$2,500.7	$2,491.9

* Snap-on with Financial Services presented on the equity method.